Commonwealth of Pennsylvania

Department of State
Bureau of Professional and Occupational Affairs

TO ALL TO WHOM THESE PRESENTS SHALL COME GREETING,

STATE REGISTRATION BOARD FOR PROFESSIONAL ENGINEERS, LAND SURVEYORS AND GEOLOGISTS

JAY E ORT

HAVING SUBMITTED SATISFACTORY EVIDENCE OF FITNESS AS TO CHARACTER, ABILITY, TECHNICAL TRAINING AND PRACTICAL EXPERIENCE AND ALL OTHER MATTERS REQUIRED BY LAW AND IN ACCORDANCE WITH THE PROVISIONS OF THE ACT OF THE GENERAL ASSEMBLY APPROVED MAY 23, 1945, IS GRANTED THIS CERTIFICATE OF REGISTRATION AND IS HEREBY AUTHORIZED TO PRACTICE AS A

PROFESSIONAL GEOLOGIST

IN THE COMMONWEALTH OF PENNSYLVANIA

In Witness Whereof, we have hereunto set our Hand and caused the Seal of the Bureau of Professional and Occupational Affairs to be affixed at Harrisburg.

SEPTEMBER 15, 1994

LICENSE NUMBER: PG-000779-G

DISPLAY THIS CERTIFICATE PROMINENTLY • NOTIFY AGENCY WITHIN 10 DAYS OF ANY CHANGE

Commonwealth of Pennsylvania
Department of State
Bureau of Professional and Occupational Affairs
PO Box 2649 Harrisburg PA 17105-2649

E02 274863

License Type

Professional Geologist

License Status

Active

Initial License Date

09/15/1994

JAY E ORT
3491 SR 103N
LEWISTOWN PA 17044

License Number

PG000779G

Expiration Date

09/30/2005

Deputy Commissioner of Professional and Occupational Affairs

Signature

ALTERATION OF THIS DOCUMENT IS A CRIMINAL OFFENSE UNDER 18 PA.C.S. 4911